UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 28, 2015
Commission file number 001-32953

ATLAS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	43-2094238
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Park Place Corporate Center One
1000 Commerce Drive, Suite 400
Pittsburgh, PA 15275
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (412) 489-0006

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (127 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (27 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (27 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
On January 28, 2015, the board of directors of the general partner of Atlas Energy, L.P. (NYSE: ATLS) ("ATLS") approved the record date and distribution date for the spin-off of ATLS's non-midstream assets and declared a distribution to the ATLS unitholders of common units representing a 100% limited liability company interest in Atlas Energy Group, LLC, a wholly owned subsidiary of ATLS that will hold ATLS's assets and liabilities other than those related to it midstream business ("New Atlas").
Subject to the satisfaction or waiver of the conditions to the distribution, each ATLS unitholder will receive one common unit of New Atlas for each ATLS common unit held at the close of business on February 25, 2015 (the "Record Date"). ATLS unitholders will receive cash in lieu of fractional units of New Atlas. The distribution is expected to be effective on February 28, 2015 (the "Distribution Date") in conjunction with the previously announced proposed mergers of ATLS and Atlas Pipeline Partners, L.P. (NYSE: APL) ("APL") with Targa Resources Corp. (NYSE: TRGP) ("TRC") and Targa Resources Partners LP (NYSE: NGLS) ("TRP"), respectively.  The distribution of the New Atlas common units is subject to the satisfaction or waiver of the conditions to these mergers, including the approval by the TRC stockholders of the issuance of TRC stock in the merger of ATLS and TRC, the approval by the unitholders of ATLS of the merger of ATLS and TRC, the approval by the unitholders of APL of the merger of APL and TRP, the effectiveness of New Atlas's Registration Statement on Form 10 (the "Form 10"), the authorization for listing of the New Atlas common units on the New York Stock Exchange and other customary closing conditions, as set forth in the Form 10.
The press release announcing the Record Date and the Distribution Date, and describing certain other details of the distribution, is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
The information provided under this Item 7.01 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Cautionary Note Regarding Forward-Looking Statements

Certain statements contained herein are "forward-looking statements" that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Readers are cautioned that any forward-looking information is not a guarantee of future performance.  Risks and uncertainties related to the proposed transaction include, among others: the risk that ATLS's or APL's unitholders or TRC's stockholders do not approve the mergers; the risk that the merger agreement between ATLS and TRC is terminated as a result of a competing proposal, the risk that regulatory approvals required for the mergers are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the mergers are not satisfied; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the mergers or the distribution; uncertainties as to the timing of the mergers and the distribution; competitive responses to the proposed mergers and the distribution; unexpected costs, charges or expenses resulting from the mergers and the distribution; litigation relating to the merger and the distribution; the outcome of  potential litigation or governmental investigations; Atlas Energy Group's ability to operate the assets it will acquire in connection with the distribution, and the costs of such distribution; and any changes in general economic and/or industry specific conditions; and other risks, assumptions and uncertainties detailed from time to time in ATLS's, Atlas Resource Partners, L.P.'s and APL's reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q, current reports on Form 8-K and annual reports on Form 10-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to update such statements, except as may be required by applicable law.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release of Atlas Energy, L.P., dated January 28, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ATLAS ENERGY, L.P.

	By:	Atlas Energy GP, LLC, its general partner

January 29, 2015	By:	/s/ Sean McGrath
Sean McGrath
Chief Financial Officer